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                                                                     EXHIBIT 21


                       SUBSIDIARIES OF HEALTHSOURCE, INC.

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

Name/Doing Business As
(if applicable)                           State of Incorporation      Ownership
----------------------                    ----------------------      ---------
Healthsource New Hampshire, Inc.          NH                          100%

Healthsource Indiana Insurance            IN                          100%
Company

Healthsource Indiana Managed Care         IN                          100%
Plan, Inc.

Healthsource Insurance Group, Inc.        NH                          100%

Healthsource South Carolina, Inc.         SC                          100%

Healthsource Insurance Services, Inc.     SC                          100%

Healthsource Tennessee Preferred,         TN                          100%
Inc.

Healthsource Tennessee, Inc.              TN                          100%

Healthsource North Carolina               NC                          100%
Administrators, Inc.

Coordinated Health Care, Inc.             NC                          100%

Healthsource North Carolina, Inc.         NC                          100%

Healthsource HMO of New York, Inc.        NY                          100%

Healthsource Preferred, Inc.              NH                          100%

Healthsource Maine, Inc.                  ME                          100%

Healthsource Employer Services,           NH                          100%
Inc./Jobcare

Healthsource Maine Preferred, Inc.        ME                          100%

Employee Benefit Plan                     NH                          100%
Administration, Inc.

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ChubbHealth, Inc.                         NY                           15%

Rehabilitation Consultants, Inc.          NH                          100%

Healthsource Arkansas, Inc.               AR                          100%

Healthsource Arkansas Preferred, Inc.     AR                          100%

Coordinated Arkansas Preferred            AR                          100%
Provider Organizations, Inc.

Healthsource Provident                    TN                          100%
Administrators, Inc.

Healthsource Provident                    TN                          100%
Insurance Company

Healthsource North Texas, Inc.            TX                           70%

Provident Health Care Plan, Inc.          TN                          100%
of Tennessee

Healthsource Ohio, Inc.                   OH                          100%

Healthsource Kentucky, Inc.               KY                          100%